FORM 8-K


                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549




                                   CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of the Securities
                                Exchange Act of 1934


                                   April 29, 1997



                           COMPUSONICS VIDEO CORPORATION
               (Exact Name of Registrant as specified in its charter)



       COLORADO                  0-14200                   84-1001336
   (State or other                        (Commission file
(I.R.S. Employer
   jurisdiction of                        number)
Identification Number)
   incorporation or
   organization)



 7001 Orchard Lake Rd., Ste. 424
 W. Bloomfield, Michigan                                       48322-3608
   (Address of Principal Executive Offices)                    (Zip Code)


       Registrant's telephone number, including area code:  (810) 851-5651



                                      N/A
           Former name or former address, if changed from last report

Item 5:     Other Events

     Effective April 29, 1997, the Board of Directors of CompuSonics Video Corporation (the "Registrant") has extended the expiration date of the Class A Warrants and the related underlying Class B Warrants (represented by the Class A Warrants) from 5:00 p.m. Mountain Time, May 15, 1997 to 5:00 o'clock p.m. Mountain Time, May 15, 1998. The exercise prices and conditions of exercising these Warrants of both Class A and Class B, and all the Registrant's rights (including making a redemption of the Class A Warrants, if desired), all remain the same as spelled out in the Prospectus of November 27, 1985, with the sole exception that the exercise time period has been extended as stated in this resolution.

     The Registrant's Stock Transfer Agent was notified by letter from the Registrant's Chief Financial Officer as to the extension, per the actions of the Registrant's Board of Directors.



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 29, 1997

                                    COMPUSONICS VIDEO CORPORATION



                                    By   s\Robert R. Hebard
                                       Robert R. Hebard
                                       Chief Financial Officer/Treasurer/
                                       Chief Executive Officer